UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	April 29, 2015

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On April 29, 2015, Douglas Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “2015 Annual Meeting”).  The name of each director elected at the 2015 Annual Meeting, a brief description of each other matter voted upon at the 2015 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Election of Two Directors to Terms Expiring at the 2018 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James L. Packard	18,331,272	287,809	2,524,696
Kenneth W. Krueger	18,358,441	287,300	2,524,696

Election of One Director to a Term Expiring at the 2017 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James L. Janik	18,308,394	337,348	2,524,696

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
18,026,967	513,426	105,349	2,524,696

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2015

Shares Voted For	Shares Voted Against	Abstentions
21,092,721	33,172	44,545

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial
Officer and Secretary